Exhibit 10.4

STANDSTILL AGREEMENT

(Heavenly RX)

This Standstill Agreement (this “Agreement”), dated as of July 11, 2019, is entered into by and between Jones Soda Co., a Washington corporation (the “Company”), and Heavenly RX Ltd., a British Columbia corporation (“Investor”).

RECITALS

WHEREAS, the Company and Investor are parties to that certain Securities Purchase Agreement, dated as of the date hereof (as such agreement may be amended, restated or modified from time to time, the “Purchase Agreement”), pursuant to which Investor will purchase from the Company (i) 15,000,000 shares (the “Shares”) of common stock of the Company, no par value (“Common Stock”), and (ii) a warrant (the “Warrant”) representing the right to acquire up to 15,000,000 shares of Common Stock, subject to adjustment as set forth in the Warrant;

WHEREAS, upon the closing of the transactions contemplated by the Purchase Agreement, Investor will own approximately 24.8% of the outstanding Common Stock; and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement, the Company and Investor desire to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.                  Definitions. For purposes of this Agreement:

1.1              “Agreement” has the meaning set forth in the Preamble.

1.2              “Affiliate” means, with respect to any Person, any other Person that is directly or indirectly controlled by such Person, where “control” and derivative terms mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For the sake of clarity, SOL Global Investments Corp., an Ontario corporation and a minority shareholder of Investor, shall not be deemed to be an Affiliate of Investor for purposes of this Agreement.

1.3              “Board” means the board of directors of the Company.

1.4              “Common Stock” has the meaning set forth in the Recitals.

1.5              “Company” has the meaning set forth in the Preamble.

1.6              “Exchange Act” has the meaning set forth in Section 2.2.

1.7              “Investor” has the meaning set forth in the Preamble.

1.8              “Investor Designees” has the meaning set forth in the Rights Agreement.

1.9              “Investor Group” means Investor and its Affiliates.

1.10          “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity, or other entity.

1.11          “Purchase Agreement” has the meaning set forth in the Recitals.

1.12          “Representative” means, as to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, managing members, general partners, agents and consultants (including attorneys, financial advisors and accountants), solely in their capacity as representatives acting on the direction of and on behalf of such Person.

1.13          “Rights Agreement” means the Investor Rights Agreement, dated as of the date hereof, by and among the Company, Investor and the other existing shareholders of the Company signatories thereto, as such agreement may be amended, restated or modified from time to time.

1.14          “Shares” has the meaning set forth in the Recitals.

1.15          “Warrant” has the meaning set forth in the Recitals.

1.16          “Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of the Warrant in accordance with the terms of the Warrant.

2.                  Investor Group Covenants. Unless approved in advance in writing by the Board (acting by a simple majority not including any Investor Designees, each of whom shall abstain from any vote on the matter), no member of the Investor Group, nor any of their respective Representatives in their capacities as such, will (and Investor will cause each member of the Investor Group and their respective Representatives acting in such capacity not to), directly or indirectly, acting on behalf of themselves or in concert with the Company (or any of its Representatives in their capacities as such):

2.1              acquire (or propose or agree to acquire), of record or beneficially, on the open market or otherwise, by purchase or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets, except for (a) the purchase of the Shares and the Warrant pursuant to the Purchase Agreement, (b) the purchase of the Warrant Shares pursuant to the exercise of the Warrant, or (c) as provided in Section 3 below;

2.2              make any statement or proposal to the Board or to any of the Company’s shareholders regarding, or make any public announcement, proposal, or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media): (a) any business combination, merger, tender offer, exchange offer, or similar transaction involving the Company or any of its subsidiaries; (b) any restructuring, recapitalization, liquidation, or similar transaction involving the Company or any of its subsidiaries; (c) any acquisition of any of the Company’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets; (d) any proposal to seek representation on the Board or otherwise seek to control or influence the management, Board, or policies of the Company; (e) make any request or proposal to waive, terminate, or amend the provisions of this Section 2; or (f) make any proposal, arrangement, or other statement that is inconsistent with the terms of this Section 2; provided, however, none of the foregoing shall limit or prevent the Investor Designees from serving as members of the Board in accordance with the Rights Agreement, including participation and consideration of matters properly brought before the Board;

2.3              instigate, encourage, or assist any third party (including forming a “group” (as defined in Rule 13d-5(b)(1) of the Exchange Act) with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in Section 2.2 above; or

2.4              take any action that would reasonably be expected to require the Company or any of its Affiliates to make a public announcement regarding any of the actions set forth in Section 2.2 above.

3.                  Exceptions to Investor Group Covenants. Notwithstanding anything to the contrary in this Agreement:

3.1              Investor shall be permitted (as an exception to the restrictions in Section 2) to acquire in the open market, from time to time and in the aggregate, up to such additional number of shares of Common Stock equal to 50% of the Warrant Shares that have been purchased upon exercise of the Warrant as of such time; and

3.2              Investor shall be permitted (as an exception to the restrictions in Section 2) to exercise all of its rights, including its right of first offer, pursuant to the Rights Agreement, in full and without restriction.

4.                  Termination. This Agreement, including the restrictions set forth in Section 2, shall terminate and be of no further force and effect on the earlier to occur of (i) the two-year anniversary of the date of this Agreement and (ii) the date on which the Warrant is exercised in full in accordance with its terms. Upon termination, the Investor Group and their Representatives may acquire in the open market or otherwise additional shares of Common Stock or other securities of the Company in compliance with applicable state and federal laws.

5.                  Miscellaneous.

5.1              Successors and Assigns. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

5.3              Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.4              Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Any communication to Investor or the Company shall be sent in accordance with the contact information set forth below (or at such other contact information as specified in a notice given in accordance with this Section 5.4).

If to the Company:	Jones Soda Co. 66 S Hanford St., Suite 150 Seattle, WA 98134 Facsimile: (206) 624-6857 E-mail: finance@jonessoda.com Attention: Chief Executive Officer with a copy (which shall not constitute notice) to:

Summit Law Group, PLLC

315 Fifth Avenue S., Suite 1000

Seattle, WA 98104

Facsimile: (206) 676-7001

E-mail: andys@summitlaw.com and laurab@summitlaw.com

Attention: Andy Shawber and Laura Bertin

If to Investor:	Heavenly RX Ltd. Address: 1112 North Flagler Drive Fort Lauderdale, FL 33304 E-mail: mbeedles@heavenlyrx.com Attention: Mike Beedles / Steve Avalon with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place

161 Bay Street, Suite 4310

Toronto, ON, Canada M5J 2S1

Email: Raymer.richard@dorsey.com; van.horn.jonathan@dorsey.com

Attention: Richard Raymer; Jonathan A. Van Horn

5.5              Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of each of the parties hereto.

5.6              Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

5.7              Entire Agreement. This Agreement, the Rights Agreement, the Purchase Agreement, the other documents and agreements delivered pursuant to the Purchase Agreement constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the Term Sheet for Common Stock Financing of Jones Soda Co., dated as of June 7, 2019.

5.8              Specific Performance. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party to this Agreement shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions.

5.9              Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)               This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)               ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON IN EACH CASE LOCATED IN THE CITY OF SEATTLE AND COUNTY OF KING, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9(C).

5.10          Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

JONES SODA CO.

By_/s/ Jennifer Cue____________________

Name: Jennifer Cue

Title: President and Chief Executive Officer

INVESTOR:

HEAVENLY RX LTD.

By_/s/ Bradley Morris__________________

Name: Bradley Morris

Title: Director

[Signature Page to Heavenly Standstill Agreement]